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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 5, 2001

                              SPHERION CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                            0-23198                            36-3536544
 ---------------------------------    --------------------------------  ------------------------------------
    (State or other jurisdiction                (Commission                       (I.R.S. Employer
 of incorporation or organization)              File Number)                    Identification No.)


                             2050 Spectrum Boulevard
                         Fort Lauderdale, Florida 33309
     ----------------------------------------------------------------------
          (Address, including zip code, of principal executive office)

                                 (954) 938-7600
               Registrant's telephone number, including area code

                                 NOT APPLICABLE
   (Former name, former address and fiscal year, if changed since last report)




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ITEM 5. OTHER EVENTS.

         On March 5, 2001, Spherion Corporation, a Delaware corporation (NYSE:
SFN) (the "Company"), reported the indicative price range of the offering and sale by the Company (the "Offering") of 306,521,750 ordinary shares (the "Ordinary Shares") of its wholly-owned subsidiary, Michael Page Group, plc, ("Michael Page"). The Company also announced that Michael Page has applied for admission to the Official List of the United Kingdom Listing Authority so that the Ordinary Shares may be traded on the London Stock Exchange.

         The price range for the Offering has been set at 190p to 250p per share (US$ 2.79 to US$ 3.68 per share). Based upon the Offering price at the mid-point of the price range and 375 million shares issued, the total size of the Offering will be (pound) 825 million (US$ 1.21 billion). References to US dollars are based on the exchange rate as of the close of business of Friday, March 2, 2001.

The 306,521,750 Ordinary Shares that are owned by the Company and being offered for sale represent 81.7% of Michael Page's total issued and outstanding share capital. The Company has also granted the underwriters in the Offering an over-allotment option to purchase from the Company an additional 45,978,250 Ordinary Shares, representing approximately 12.3% of Michael Page's total issued share capital. The Company intends to allocate the remaining six percent of Michael Page's total issued share capital to certain senior executives, of Michael Page, subject to the terms of a restricted share plan.

         This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, the Ordinary Shares in any jurisdiction in which such offer or solicitation is unlawful. The Ordinary Shares of Michael Page have not been and will not be registered under the US Securities Act of 1933, as amended (the "Securities Act"), and, subject to certain exceptions, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons (as defined in Regulation S under the Securities Act ("Regulation S")). The Ordinary Shares are being offered and sold outside the United States to non-U.S. persons in reliance on Regulation S and within the United States only to "qualified institutional buyers" ("QIBs") (as defined in Rule 144A under the Securities Act ("Rule 144A")) in transactions exempt from the registration requirements of the Securities Act.

         The full text of the press release issued by the Company on March 5, 2001 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  EXHIBITS.


EXHIBIT NO.      DOCUMENT
-----------      --------

         99.1    Press Release dated March 5, 2001.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     SPHERION CORPORATION


Date:    March 5, 2001                           By: /s/ Roy Krause
                                                     ------------------------
                                                     Roy Krause
                                                     Chief Financial Officer



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                                  EXHIBIT INDEX

EXHIBIT             DESCRIPTION
-------             -----------
99.1                Press Release dated March 5, 2001





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